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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 12, 2002

PAUL-SON GAMING CORPORATION
(Exact name of Registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

0-23588 (Commission File Number)	88-0310433 (IRS Employee Identification No.)
1700 S. Industrial Road, Las Vegas, Nevada (Address of principal executive offices)	89102 (Zip Code)

Registrant's telephone number, including area code    (702) 384-2425

Not Applicable
(Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On September 12, 2002, the stockholders of Paul-Son Gaming Corporation, a Nevada corporation ("Paul-Son"), approved the Agreement and Plan of Exchange and Stock Purchase dated as of April 11, 2002 and amended as of May 13, 2002 (the "Combination Agreement"), between Paul-Son and Etablissements Bourgogne et Grasset S.A., a societé anonyme organized under the laws of France ("B&G"). Paul-Son and B&G completed the transactions contemplated under the Combination Agreement on the same day. At the closing, the businesses of Paul-Son, B&G, and B&G's wholly-owned subsidiary, The Bud Jones Company, Inc. ("Bud Jones"), were combined, with B&G and Bud Jones becoming wholly-owned subsidiaries of Paul-Son. The combined company will continue to be called "Paul-Son Gaming Corporation" and will be headquartered in Las Vegas, Nevada, with offices in Beaune, France, San Luis, Mexico, Atlantic City, New Jersey and other locations.

        Pursuant to the Combination Agreement, Paul-Son acquired 100% of the stock of B&G in exchange for (a) shares of Paul-Son common stock which immediately after the closing equaled 53.45% of the outstanding shares of Paul-Son common stock and (b) warrants to provide antidilution protection to the extent that the stock options and other conversion rights to acquire Paul-Son common stock outstanding at the closing are subsequently exercised. Accordingly, Paul-Son issued 3,969,026 shares of its authorized common stock to the stockholders of B&G, resulting in a total of 7,425,680 shares of Paul-Son common stock outstanding immediately after the closing. The B&G stockholders were issued warrants to purchase an aggregate of 459,610 shares, of which 84,610 warrants were immediately exercised reflecting the issuance of 84,610 shares to Paul-Son's investment banker in connection with the combination.

        Paul-Son also purchased 100% of the shares in B&G's wholly-owned subsidiary, Bud Jones. In payment of the Bud Jones shares, Paul-Son issued a promissory note to B&G in the principal amount of $5,437,016. The promissory note is payable in full on the fifth anniversary of the closing. Interest on the promissory note is payable annually at a rate equal to the average prime rate for the year. The promissory note will continue to be an asset of B&G. Paul-Son and B&G determined the combination consideration pursuant to arm's length negotiations between the parties. Prior to the combination, Paul-Son received the written opinion dated May 20, 2002 from its investment banker that, from a financial point of view, as of the date of such opinion, the consideration to be paid to the B&G stockholders in the combination was fair from a financial point of view to the holders of Paul-Son common stock.

        The combination will be accounted for as a purchase transaction for financial accounting purposes. Because the B&G stockholders own a majority of the outstanding Paul-Son common stock at the closing, the combination will be accounted for as a reverse acquisition in which B&G is the purchaser of Paul-Son. As of the closing date, B&G will record the assets acquired and the liabilities assumed from Paul-Son based upon their estimated fair market values and the assets and liabilities of B&G will be recorded at their historical costs.

        Francois Carretté, Paul-Son's controlling stockholder, joined Paul-Son's new management team as Chairman of the Board and Gérard Charlier as President and Chief Executive Officer of Paul-Son. Eric Endy, former Chairman of the Board, President and Chief Executive Officer of Paul-Son, became Executive Vice President. Paul-Son expanded its board of directors from four to seven persons. Pursuant to the Combination Agreement, the Paul-Son board of directors is to consist of four persons designated by Holding Wilson, S.A., an entity controlled by Mr. Carretté, and three persons from Paul-Son's prior board of directors. Immediately after the closing, Holding Wilson designated Francois Carretté, Gérard Charlier and Alain Thieffry as directors. Benoit Aucouturier declined to be a director. Holding Wilson will designate a fourth person to the board in the near future. The three individuals from Paul-Son's prior board of directors are Eric Endy, Jerry West and Paul Dennis. All directors of Paul-Son will stand for election at each annual stockholders' meeting, subject to their earlier resignation or removal.

        Pursuant to a stock purchase agreement among Paul-Son's former controlling stockholder, the Paul S. Endy, Jr. Living Trust (the "Endy Trust"), Eric Endy and the stockholders of B&G, the stockholders of B&G purchased an aggregate of 670,000 shares of Paul-Son's common stock from the Endy Trust for an aggregate purchase price of $1.0 million. The Endy Trust sold the first 40,000 shares to the B&G stockholders at the execution of the combination agreement. The Endy Trust sold the remaining 630,000 shares to the B&G stockholders at the closing of the combination. As a result of the combination and the purchase of shares from the Endy Trust, including 33,333 shares previously acquired from the Endy Trust, the stockholders of B&G own approximately 63.0% of Paul-Son's shares outstanding immediately following the combination. The Endy Trust has also agreed to sell for no additional consideration 34,556 additional shares to the B&G stockholders if the Nasdaq SmallCap Market delists Paul-Son's common stock as a result of the combination.

        Paul-Son's common stock is currently listed on the Nasdaq SmallCap Market. On September 13, 2002, Paul-Son received notification from Nasdaq indicating that Paul-Son's securities are subject to delisting from the Nasdaq SmallCap Market because the Staff believes that Paul-Son's combination with B&G constitutes a "reverse merger" under Rule 4330(f) and requires Paul-Son to satisfy Nasdaq's initial listing requirements in order to remain on the exchange. Paul-Son currently does not meet the $4.00 minimum bid price required for initial listing. Further, the staff indicated in its letter that because Paul-Son is currently without a third independent director, Paul-Son does not meet the independent director and audit committee requirements for continued listing on Nasdaq under Rules 4350(c) and 4350(d)(2). In response to the notice, Paul-Son has requested a hearing before the Nasdaq Listing Qualifications Panel to appeal the Staff's classification of the combination transaction and to review the delisting determination. Nasdaq has scheduled the hearing on Paul-Son's appeal for October 24, 2002. If Nasdaq does not reverse its decision, Paul-Son will use its best efforts to cause the Paul-Son common stock to be listed on the Pacific Exchange as promptly as practicable in the event that Nasdaq delists the Paul-Son common stock. Paul-Son currently meets the initial listing criteria for Tier II of the Pacific Exchange and believes that it will continue to meet the listing criteria upon completion of the proposed combination. No assurance can be given, however, that Paul-Son will be able to list its common stock on the Nasdaq or Pacific Exchange or that any active trading market in its shares will develop.

        The descriptions of the Combination Agreement and the stock purchase agreement set forth above are qualified by reference to the Combination Agreement and the stock purchase agreement that are filed as Annex A and Annex D to Paul-Son's Definitive Proxy Statement on Schedule 14A (File no. 0-23588) filed on August 9, 2002, respectively, and are incorporated herein.

        This announcement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. Such forward-looking statements include, without limitation, Paul-Son's current expectations or forecasts of the combination and the financial condition, results of operations, plans, objectives, future performance and business of Paul-Son after the combination. Although Paul-Son believes that the expectations reflected in such forward-looking statements are reasonable, Paul-Son can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks associated with:

  •
  uncertainties related to integrating Paul-Son and B&G;

  •
  uncertainties related to currency fluctuations among the United States, France and Mexico;

  •
  unexpected charges and expenses as a result of the combination;

  •
  possible delisting from the Nasdaq SmallCap Market as a result of the combination;

  •
  decline in B&G's revenues as a result of the end of European casinos converting their chips to Euros;

2

  •
  amount, nature and timing of capital expenditures;

  •
  unexpected fluctuations in operating costs and other expenses;

  •
  cash flow and anticipated liquidity;

  •
  ability to find and retain key employees and skilled personnel;

  •
  availability and cost of material and equipment;

  •
  availability of capital;

  •
  strength and financial resources of Paul-Son's competitors;

  •
  regulatory developments;

  •
  general economic conditions; and

  •
  other risks more fully described in Paul-Son's previous filings with the Securities and Exchange Commission, including the Definitive Proxy Statement filed on August 9, 2002; and Form 10-K for the fiscal year ended May 31, 2002, filed on July 15, 2002.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)
FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Paul-Son Gaming Corporation[1]

Independent Auditors' Report
Consolidated Balance Sheets May 31, 2002 and 2001
Consolidated Statements of Operations for the Fiscal Years Ended May 31, 2002, 2001 and 2000
Consolidated Statements of Stockholders' Equity for the Fiscal Years Ended May 31, 2002, 2001 and 2000
Consolidated Statements of Cash Flows for the Fiscal Years Ended May 31, 2002, 2001 and 2000
Notes to Consolidated Financial Statements
Selected Quarterly Financial Data (Unaudited)
Etablissements Bourgogne et Grasset S.A. and its subsidiary

Independent Auditors' Report
Independent Auditors' Report
Consolidated Balance Sheets-Assets at June 30, 2002 (Unaudited), and December 31, 2001 and 2000
Consolidated Balance Sheets-Liabilities and Stockholders' Equity at June 30, 2002 (Unaudited), and December 31, 2001 and 2000
Consolidated Statements of Income (Loss) for the Six Months Ended June 30, 2002 and 2001 (Unaudited), and the Years Ended December 31, 2001 and 2000 and the Nine Months Ended December 31, 1999
Consolidated Statements of Stockholders' Equity for the Six Months Ended June 30, 2002 (Unaudited), the Years Ended December 31, 2001 and 2000 and the Nine Months Ended December 31, 1999
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2002 and 2001 (Unaudited), the Years Ended December 31, 2001 and 2000 and the Nine Months Ended December 31, 1999
Notes to Consolidated Financial Statements

Incorporated by reference to pages F-1 through F-20 of Paul-Son's Definitive Proxy Statement on Schedule 14A (File no. 0-23588) filed on August 9, 2002.

INDEPENDENT AUDITORS' REPORT

To Etablissements Bourgogne et Grasset S.A.

        We have audited the accompanying consolidated balance sheets of Etablissements Bourgogne et Grasset S.A. (a French Société Anonyme) and its subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000, and the nine months ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of The Bud Jones Company Inc., a wholly-owned subsidiary, which statements reflect total assets of 33% and 36% as of December 31, 2001 and 2000, respectively, of the related consolidated totals, and total revenues of 27% and 14% for the years ended December 31, 2001 and December 31, 2000, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for The Bud Jones Company Inc., is based solely on the report of the other auditors.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

        In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Etablissements Bourgogne et Grasset S.A. and its subsidiary as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended and for the nine months ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

/s/ Mazars LLP
New York, NY

March 22, 2002, except for Note 17, which is dated April 11, 2002.

INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholder
The Bud Jones Company, Inc.

        We have audited the accompanying balance sheets of The Bud Jones Company, Inc. as of December 31, 2001 and 2000, and the related statements of operations, retained earnings, comprehensive loss and accumulated other comprehensive loss and cash flows for the year ended December 31, 2001 and the period from October 21, 2000 to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Bud Jones Company, Inc. as of December 31, 2001 and 2000, and results of its operations and comprehensive loss and its cash flows for the year ended December 31, 2001 and the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ Bradshaw, Smith & Co., LLP

Las Vegas, Nevada
February 15, 2002

ETABLISSEMENTS BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

ASSETS

($000s omitted)

		December 31,
	June 30, 2002
		2001	2000
	(unaudited)
Current Assets:
Cash	$2,190	$4,254	$2,236
Marketable securities	1,678	943	1,401
Accounts receivable, less allowance for doubtful accounts of $158, $140 and $81, respectively	1,431	3,860	2,836
Inventory	2,591	2,807	3,164
Other current assets	802	736	736
Deferred tax asset	76	91	85

Total current assets	8,768	12,691	10,458

Property and Equipment, net	4,184	4,485	4,143

Other Assets:
Intangible assets:
Goodwill, net	1,420	1,374	834
Other intangible assets, net	2,263	2,385	833

Total intangible assets	3,683	3,759	1,667
Deposits and other assets	748	490	37

Total other assets	4,431	4,249	1,704

Total assets	$17,383	$21,425	$16,305

(Continued)
The accompanying notes are an integral part of these consolidated financial statements.

ETABLISSEMENTS BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

($000s omitted)
(Concluded)

		December 31,
	June 30, 2002
		2001	2000
	(unaudited)
Current liabilities:
Current portion of long-term debt	$394	$472	$198
Current portion of capital lease obligations	188	185	186
Accounts payable	1,464	3,829	2,340
Accrued liabilities	1,433	1,420	1,223
Customer deposits	1,010	1,786	1,484
Income taxes and other taxes payable	26	847	25
Other current liabilities	405	233	125

Total current liabilities	4,920	8,772	5,581
Long-term debt, net of current portion	1,931	1,892	219
Capital lease obligations, net of current portion	366	441	638
Deferred tax liability	135	116	438

Total liabilities	7,352	11,221	6,876

Commitments and contingencies
Stockholders' equity:
Common stock, par value of $34.11 per share, 225,184 shares authorized, issued and outstanding	7,683	7,683	7,683
Retained earnings	2,988	3,532	2,548
Accumulated other comprehensive loss	(640)	(1,011)	(802)

Total stockholders' equity	10,031	10,204	9,429

Total liabilities and stockholders' equity	$17,383	$21,425	$16,305

The accompanying notes are an integral part of these consolidated financial statements.

ETABLISSEMENTS BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

($000s omitted)

	For the Six Months Ended June 30,		For the Years Ended December 31,		For the Nine Months Ended December 31,
	2002	2001	2001	2000	1999
	(unaudited)
Sales	$9,039	$7,946	$23,089	$11,353	$7,589
Cost of sales	6,037	5,830	15,849	7,055	4,417

Gross profit	3,002	2,116	7,240	4,298	3,172

Operating expenses:
Product development	55	61	143	187	127
Marketing and sales	1,124	859	1,854	1,240	913
General and administrative	1,855	1,689	3,701	1,484	918

Total operating expenses	3,034	2,609	5,698	2,911	1,958

Income (loss) from operations	(32)	(493)	1,542	1,387	1,214

Other income (expense):
Gain (loss) on foreign currency transactions	(66)	323	225	85	121
Gains on disposal of marketable securities	—	—	28	24	29
Interest income	10	69	98	62	40
Interest expense	(93)	(67)	(170)	(107)	(42)
Other income (expense)	(46)	—	(2)	6	5

Total other income (expense)	(195)	325	179	70	153

Income (loss) before income tax expense (benefit)	(227)	(168)	1,721	1,457	1,367
Income tax expense (benefit)	317	(64)	737	501	499

Net income (loss)	$(544)	$(104)	$984	$956	$868

The accompanying notes are an integral part of these consolidated financial statements.

ETABLISSEMENTS BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001 (UNAUDITED),
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND
THE NINE MONTHS ENDED DECEMBER 31, 1999
($000s omitted)

		Common Stock
	Comprehensive Income (Loss)			Retained Earnings	Accumulated Other Comprehensive Income (Loss)
		Shares	Amount			Total
Balance at March 31, 1999		7,209	$274	$2,057	$(115)	$2,216
Net income	$868			868		868
Unrealized loss on securities, net of $(4) tax	(10)				(10)	(10)
Foreign currency translation adjustment	(180)				(180)	(180)

Total comprehensive income	$678

Balance at December 31, 1999		7,209	274	2,925	(305)	2,894
Net income	956			956		956
Issuance of stock		217,975	7,409			7,409
Unrealized gain on securities, net of $4 tax	10				10	10
Reclassification adjustment for gain realized in net income, net of $(1) tax	(3)				(3)	(3)
Foreign currency translation adjustment	(504)				(504)	(504)
Dividends, $0.93 per share				(1,333)		(1,333)

Total comprehensive income	$459

Balance at December 31, 2000		225,184	7,683	2,548	(802)	9,429
Net income	984			984		984
Unrealized gain on securities, net of $4 tax	10				10	10
Reclassification adjustment for gain realized in net income, net of $(1) tax	(3)				(3)	(3)
Foreign currency translation adjustment	(216)				(216)	(216)

Total comprehensive income	$775

Balance at December 31, 2001		225,184	7,683	3,532	(1,011)	10,204
For the six months ended June 30, 2001 (Unaudited)
Net loss	(104)
Unrealized gain on securities, net of $4 tax	10
Foreign currency translation adjustment	(114)

Total comprehensive loss	$(208)

For the six months ended June 30, 2002 (Unaudited)
Net loss	(544)			(544)		(544)
Unrealized gain on securities, net of $6 tax	12				12	12
Foreign currency translation adjustment	359				359	359

Total comprehensive loss	$(173)

Balance at June 30, 2002 (Unaudited)		225,184	$7,683	$2,988	$(640)	$10,031

The accompanying notes are an integral part of these consolidated financial statements.

ETABLISSEMENTS BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

($000s omitted)

	For the Six Months Ended June 30,		For the Years Ended December 31,		For the Nine Months Ended December 31,
	2002	2001	2001	2000	1999
	(Unaudited)
Operating activities:
Net income (loss)	$(544)	$(104)	$984	$956	$868
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	471	405	891	379	253
Amortization	131	55	197	22	—
Deferred taxes	28	(142)	(325)	379	(56)
(Loss) gain on disposal of property and equipment	32	—	—	(18)	6
Gain on sales of marketable securities	—	—	(28)	(24)	(29)
(Increase) decrease in operating assets:
Accounts receivable	2,566	1,173	(1,136)	(1,476)	477
Inventory	425	(1,292)	349	(386)	(268)
Other current assets	117	(40)	(39)	(256)	223
Increase (decrease) in operating liabilities:
Accounts payable	(2,458)	191	1,624	655	66
Customer deposits	(878)	2,167	381	(237)	1,327
Accrued liabilities	(126)	9	248	88	141
Other current liabilities	(775)	(215)	951	(381)	320

Cash provided by (used in) operating activities	(1,011)	2,207	4,097	(299)	3,328

Investing activities:
Purchase of marketable securities	(559)	(20)	(421)	(1,375)	(2,467)
Proceeds from sales of marketable securities	—	275	850	1,633	1,115
Acquisition of property and equipment	(175)	(559)	(683)	(973)	(305)
Proceeds from sales of property and equipment	42	—	—	44	24
Acquisition of businesses, net of cash acquired of $1,396 in 2000	—	—	(3,127)	(4,760)	—
Increase in other assets	(213)	(31)	(409)	—	—

Cash used in investing activities	(905)	(335)	(3,790)	(5,431)	(1,633)

Financing activities:
Issuance of common stock	—	—	—	6,316	—
Proceeds from long-term debt	—	2,424	2,417	260	—
Repayment of long-term debt	(413)	(329)	(599)	(275)	(420)
Distribution of dividends to stockholders	—	—	—	(240)	—

Cash provided by (used in) financing activities	(413)	2,095	1,818	6,061	(420)

Effect of exchange rate changes on cash	265	(311)	(107)	(168)	(124)

Net increase (decrease) in cash	(2,064)	3,656	2,018	163	1,151

Cash, beginning of the period	4,254	2,236	2,236	2,073	922

Cash, end of the period	$2,190	$5,892	$4,254	$2,236	$2,073

Supplemental disclosure of cash flow information:
Cash paid for interest	$107	$67	$146	$191	$23

Cash paid for taxes	$1,144	$11	$204	$902	$934

Noncash financing activities:
On November 24, 2000, B&G declared a stock dividend in an amount of $1,093.

The accompanying notes are an integral part of these consolidated financial statements.

ETABLISSEMENTS BOURGOGNE ET GRASSET S.A. AND ITS SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
($000s omitted)
All information related to June 30, 2002 and June 30, 2001
and the periods then ended is unaudited

Note 1. Nature of Business and Significant Accounting Policies

  Nature of Business

        Etablissements Bourgogne et Grasset S.A., a French Société Anonyme, including its United States subsidiary, The Bud Jones Company, Inc., (collectively "B&G") is a leading manufacturer and supplier of casino table game equipment in the world. B&G's products include casino chips, table layouts, playing cards, dice, furniture, table accessories and other products that are used with casino table games such as blackjack, poker, baccarat, craps and roulette. B&G's revenue is derived primarily from the sale of gaming products to casinos throughout the world. Most of B&G's products are sold directly to end-users. In some regions of the world, however, B&G sells through distributors.

        Effective December 31, 1999, B&G changed its year-end from March 31 to December 31.

        Reference herein to "2001", "2000" and "1999" is for the fiscal years ended December 31, 2001 and 2000 and for the nine months ended December 31, 1999.

  Basis of Consolidation and Presentation

        All material intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

  Concentration of Credit Risk

        Financial instruments, which potentially subject B&G to credit risk, consist primarily of cash and trade receivables. B&G maintains cash with various major financial institutions.

        Trade receivables subject B&G to the potential for credit risk with customers in the casino sector. To reduce credit risk, B&G performs ongoing evaluations of its customers' financial condition and generally requires a deposit for manufactured or purchased product. These customer deposits are classified as current liabilities. Historically, B&G has not experienced significant losses related to trade receivables from individual or groups of customers in any particular geographic area.

  Marketable Securities

        B&G accounts for its investments in marketable securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting For Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). Under SFAS No. 115, B&G's securities are classified as available-for-sale and, as such, are carried at fair value with unrealized gains and losses included as a separate component of equity, net of any related tax effect. The first-in, first-out method is used to determine the cost of securities disposed of.

        Marketable securities consist of mutual funds. These investments are held with one major financial institution in B&G's name.

        In accordance with SFAS No. 115, unrealized holding gains and losses for available-for-sale securities are excluded from earnings and reported within accumulated other comprehensive income.

  Inventory

        Inventory is valued at the lower of cost or market, net of reserves for slow-moving, excess and obsolete items. Cost is determined using the weighted-average method. Inventory consists of dice, chips and other gaming equipment and supplies.

  Property and Equipment

        Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful life of the asset. The cost of maintenance and repairs is charged to expense as incurred. Major additions and betterments are capitalized.

  Goodwill and Other Intangible Assets

        Amortization of goodwill and other intangible assets is on a straight-line basis over the estimated useful lives. In accordance with SFAS No. 142, goodwill acquired after June 30, 2001 has not been amortized.

  Accounting Developments

        In June 2001, the FASB issued SFAS No. 141, "Business Combinations." This statement has eliminated the flexibility to account for all mergers and acquisitions as pooling of interests, and effective as of July 1, 2001, all business combinations are to be accounted for using the purchase method.

        In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." According to this statement, goodwill and intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test. B&G adopted SFAS No. 142 as of January 1, 2002. B&G expects to receive future benefits from goodwill and trademarks over an indefinite period of time and, as of January 1, 2002, ceased amortizing them. B&G completed the transitional goodwill impairment test as of January 1, 2002, during the six months ended June 30, 2002. As a result of this test, no impairment of goodwill and trademarks was deemed necessary.

        B&G applied these new rules of accounting for goodwill and other intangible assets as of January 1, 2002. A reconciliation of previously reported net income to pro forma amounts adjusted for the exclusion of the amortization of goodwill and trademarks follows (unaudited):

	For the Six Months Ended June 30,		For the Years Ended December 31,
					For the Nine Months Ended December 31, 1999
	2002	2001	2001	2000
	(unaudited)
Net income (loss) as reported	$(544)	$(104)	$984	$956	$868
Add back: Goodwill and Trademark Amortization, net of tax effect	—	36	72	14	—

Adjusted net income (loss), pro forma	$(544)	$(68)	$1,056	$970	$868

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. B&G adopted SFAS No. 144 as of January 1, 2002. No provision for the impairment or disposal of long-lived assets was recorded as a result of this adoption.

  Revenue Recognition

        Substantially all revenue is recognized when products are shipped to customers. B&G offers a lifetime warranty. Sales returns and warranty reserves are provided for as incurred under the accrual basis and are based on estimates of future costs associated with fulfilling the warranty obligation. The estimates are derived from historical cost experience.

  Income Taxes

        Etablissements Bourgogne et Grasset S.A. and The Bud Jones Company, Inc. each file separate income tax returns in their respective jurisdictions. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of assets and liabilities acquired for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future income taxes.

        No provision has been made for French or United States federal and state taxes that may result from future remittances of undistributed earnings of the U.S. subsidiary ($3,013 at December 31, 2001 and $1,492 at June 30, 2002) because it is expected that such earnings will be permanently reinvested in the U.S. operations. It is not practicable to estimate the amount of taxes that might be payable on the eventual repatriation of these earnings.

  Foreign Currency Transactions

        The financial statements of Etablissements Bourgogne et Grasset S.A. are measured using the Euro as the local functional currency. Assets and liabilities of Etablissements Bourgogne et Grasset S.A. are translated into the U.S. Dollar at exchange rates as of the balance sheet date. Revenues and expenses are translated into the U.S. Dollar at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded in accordance with the provisions of Statement of Financial Accounting Standards No. 52 and are shown within accumulated other comprehensive income.

        Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

  Fair Value of Financial Instruments

        The fair value of cash, marketable securities, accounts receivable, and accounts payable approximates the carrying amount of these financial instruments due to their short-term nature. The fair value of long-term debt, which approximates its carrying value, is based on current rates at which B&G could borrow funds with similar remaining maturities.

  Advertising

        The cost of advertising is charged to expense as incurred. Advertising expense for the six months ended June 30, 2002 and June 30, 2001 was $73 and $110, respectively. Advertising expense for 2001, 2000 and 1999 was $230, $124 and $101, respectively.

  Shipping and Handling

        Shipping and handling expense for the six months ended June 30, 2002 and June 30, 2001 was $179 and $145, respectively. Shipping and handling expense for 2001, 2000 and 1999 was $421, $139 and $66, respectively. Shipping and handling cost is included in cost of sales.

  Use of Estimates in Preparation of Financial Statements

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reliance on Suppliers

        For certain of its products, B&G is dependent upon a limited number of suppliers to provide B&G with raw materials for manufacturing and finished goods for distribution. The failure of one or more of these suppliers to meet B&G's performance specifications, quality standards or delivery schedule could have a material adverse effect on B&G.

  Unaudited Interim Financial Information

        In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments, consisting solely of normal recurring adjustments, necessary to present fairly the financial position of B&G, and its results of operations and cash flows. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Note 2. Business Acquisitions

        On October 21, 2000, Etablissements Bourgogne et Grasset S.A. acquired The Bud Jones Company, Inc. ("Bud Jones"), a United States corporation, in a business combination accounted for as a purchase. Consequently, 2001 is the first year which gives effect to Bud Jones' results of operations over a full year. Bud Jones manufactures and distributes gaming equipment and supplies. The results of operations of Bud Jones are included since the date of acquisition. The total purchase price of $6,156 was allocated as follows:

Current assets	$3,461
Property, equipment and other assets	2,890
Current and long-term liabilities	(1,867)
Trademarks	620
Customer relationships	210
Goodwill	842

$6,156

        In August 2001, B&G purchased certain assets of Trend Plastic, Inc., in a business combination accounted for as a purchase. The total purchase price of $2,707 was allocated as follows:

Current assets	$102
Property, equipment and other assets	616
Patents	757
Noncompete agreement	630
Goodwill	602

$2,707

        On September 6, 2001, B&G purchased all of the assets of T-K Specialty Company, Inc. in a business combination accounted for as a purchase. The total purchase price of $420 was allocated as follows:

Property, equipment and other assets	$108
Noncompete agreement	100
Customer relationships	212

$420

        Assuming the acquisition of Bud Jones occurred at the beginning of each period, pro forma operating revenues would have been $17,681 and $13,397 in 2000 and 1999, respectively. Pro forma net income would have been $712 and $668 in 2000 and 1999, respectively. These pro forma results, which are unaudited, do not give effect to any expected synergies.

Note 3. Marketable Securities

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2002	2001	2001	2000	1999
	(unaudited)
Proceeds from sales	$—	$—	$850	$1,633	$1,115
Gross realized gains	—	—	28	24	29
	June 30, 2002			December 31, 2001
	Cost	Gross Unrealized Gains	Fair Value	Cost	Gross Unrealized Gains	Fair Value
	(unaudited)
Available-for-sale—mutual funds	$1,623	$55	$1,678	$910	$33	$943

	December 31, 2000
	Cost	Gross Unrealized Gains	Fair Value
Available-for-sale—mutual funds	$1,378	$23	$1,401

Note 4. Inventory

		December 31,
	June 30, 2002
		2001	2000
	(unaudited)
Raw materials	$1,749	$1,692	$1,512
Work-in-progress	507	705	1,065
Finished goods	335	410	587

	$2,591	$2,807	$3,164

Note 5. Property and Equipment

	June 30,	December 31,
				Estimated Useful Life (Years)
	2002	2001	2000
	(unaudited)
Buildings	$1,463	$1,292	$1,182	20
Furniture and equipment	6,829	6,503	5,579	5 to 10
Computer equipment and software	452	392	370	3
Vehicles	115	109	112	4 to 5

	8,859	8,296	7,243
Less accumulated depreciation	(4,675)	(3,811)	(3,100)

	$4,184	$4,485	$4,143

        Depreciation expense for the six months ended June 30, 2002 and June 30, 2001 was $471 and $405, respectively. Depreciation expense for 2001, 2000 and 1999 was $891, $379 and $253, respectively.

Note 6. Other Current Assets

	June 30,	December 31,
	2002	2001	2000
	(unaudited)
Refundable value added tax	$313	$484	$428
Taxes receivable	230	57	135
Prepaid benefit cost (pension plan)	67	59	49
Prepaid expenses	90	85	83
Deposit current	75	—	—
Other assets	27	51	41

	$802	$736	$736

Note 7. Goodwill and Other Intangible Assets

	June 30, 2002 (Unaudited)			December 31, 2001			December 31, 2000
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Estimated Useful Life (Years)
Goodwill	$1,481	$(61)	$1,420	$1,435	$(61)	$1,374	$849	$(15)	$834	Indefinite
Trademarks	620	(37)	583	620	(37)	583	620	(6)	614	Indefinite

	2,101	(98)	2,003	2,055	(98)	1,957	1,469	(21)	1,448

Patents	757	(70)	687	757	(28)	729				8 to 14
Customer relationship	432	(76)	356	422	(46)	376	210	(6)	204	7
Noncompete agreement	730	(93)	637	730	(34)	696	12		12	3 to 6
Other				1		1	3		3	5

	1,919	(239)	1,680	1,910	(108)	1,802	225	(6)	219

Total	$4,020	$(337)	$3,683	$3,965	$(206)	$3,759	$1,694	$(27)	$1,667

        Amortization expense for the six months ended June 30, 2002 and June 30, 2001 was $131 and $55, respectively. Amortization expense for 2001, 2000 and 1999 was $197, $22 and $-0-, respectively.

Estimated Amortization Expense for Years Ending December 31,:

2002	$131
2003	262
2004	262
2005	262
2006	255
2007	215

Note 8. Long-Term Debt

	June 30,	December 31,
	2002	2001	2000
	(unaudited)
Note payable due to a commercial bank in monthly installments of $1 including interest of 5.70% through October 2003, collateralized by a building.	$13	$16	$26
Note payable due to a commercial bank in monthly installments of $1 including interest of 6.90% through December 2002.	5	8	17
Note payable due to a commercial bank in monthly installments of $1 including interest of 6.90% through January 2003.	9	14	28
Note payable due to a commercial bank in monthly installments of $1 including interest of 5% through June 2002.	—	6	19
Note payable due to a commercial bank in monthly installments of $1 including interest of 4.30% through December 2003, and collateralized by equipment.	24	28	43
Note payable due to a commercial bank in two principal installments of $134 plus interest of 4.3% in February 2001 and February 2002.	—	134	284
Note payable due to a commercial bank in monthly installments of $2 including interest of 5.35% through February 2006.	80	80	—
Note payable due to a commercial bank in quarterly installments of $98 including interest of 5.10% through February 2008. This note is guaranteed by the majority stockholder.	2,194	2,078	—

	2,325	2,364	417
Less current portion	(394)	(472)	(198)

	$1,931	$1,892	$219

        As of December 31, 2001, the future minimum long-term debt payments in each of the years are as follows (substantially the same as of June 30, 2002):

Years Ending December 31,
2002	$472
2003	334
2004	330
2005	350
2006	353
2007	370
2008	155

$2,364

Note 9. Accrued Liabilities

	June 30,	December 31,
	2002	2001	2000
	(unaudited)
Wages and related costs	$1,104	$1,117	$683
Accrued vacation	214	159	104
Accrued interest	19	20	13
Other accrued expenses	49	97	65
Accrued sales commissions	47	27	358

	$1,433	$1,420	$1,223

Note 10. Income Taxes

        As of December 31, 2001, B&G has available for United States tax reporting purposes federal net operating loss carryforwards of approximately $1,404 expiring in 2016.

        Deferred income tax assets and liabilities consist of the following at June 30, 2002:

	Current	Noncurrent
	(unaudited)
Deferred tax assets:
Net operating loss carryforward		$866
Bad debt reserve	$24	—
Accrued expenses	113	—

	137	866
Less valuation allowance	(35)	(479)

Total deferred tax assets	102	387

Deferred tax liabilities:
Depreciation and amortization	—	(485)
Unrealized gain on marketable securities	(19)	—
Accrued pension	—	(23)
Other	(7)	(14)

	(26)	(522)

Net deferred tax assets (liabilities)	$76	$(135)

        Deferred income tax assets and liabilities consist of the following at December 31, 2001:

	Current	Noncurrent
Deferred tax assets:
Net operating loss carryforward	$—	$478
Bad debt reserve	20	—
Accrued expenses	123	—

	143	478
Less valuation allowance	(31)	(81)

Total deferred tax assets	112	397

Deferred tax liabilities:
Property and equipment	—	(484)
Unrealized gain on marketable securities	(11)	—
Accrued pension	—	(21)
Other	(10)	(8)

	(21)	(513)

Net deferred tax assets (liabilities)	$91	$(116)

        Deferred income tax assets and liabilities consist of the following at December 31, 2000:

	Current	Noncurrent
Deferred tax assets:
Bad debt reserve	$20	$—
Accrued expenses	78	—

Total deferred tax assets	98	—

Deferred tax liabilities:
Property and equipment	—	(400)
Unrealized gain on marketable securities	(8)	—
Accrued pension	—	(17)
Other	(5)	(21)

	(13)	(438)

Net deferred tax assets (liabilities)	$85	$(438)

        The provision (benefit) for income taxes for the six months ended June 30, 2002 and June 30, 2001, and for 2001, 2000 and 1999 consists of the following:

	June 30,		December 31,
	2002	2001	2001	2000	1999
	(unaudited)
Current taxes
France	$295	$84	$1,066	$405	$547

	295	84	1,066	405	547

Deferred taxes
U.S. Federal	—	(170)	(278)	—	—
France	22	22	(51)	96	(48)

	22	(148)	(329)	96	(48)

Provision (benefit) for income taxes	$317	$(64)	$737	$501	$499

        The following is a reconciliation of the effective income tax rate for B&G:

	June 30,		December 31,
	2002	2001	2001	2000	1999
	(unaudited)
French statutory income tax rate	34.3%	35.3%	35.3%	36.7%	40.0%
Increase (decrease) in tax rate resulting from:
Amortization of nondeductible goodwill	2.3	9.2	2.5	1.1	—
Acquisition costs expensed for tax purposes	(7.1)	(16.0)	(4.2)	(3.9)	(3.6)
Nondeductible depreciation and penalties	0.4	0.3	0.3	0.4	0.1
Tax assessments	—	—	—	3.5	—
Valuation allowance on net operating losses of US operations	(183.9)	(8.8)	8.1	(2.5)	—
Tax effect of US operations	14.0	18.6	0.8	(0.9)	—
Others	0.4	(0.5)	—	—	—

Effective income tax rate	(139.6)%	38.1%	42.8%	34.4%	36.5%

Note 11. Commitments

  Capital Lease Obligations

        B&G has entered into capital lease agreements for its operating building, machinery, equipment and vehicles, with aggregate monthly payments of $25.

        The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 2001 (substantially the same as of June 30, 2002):

Years Ending December 31,
2002	$222
2003	206
2004	149
2005	130

Minimum lease payment	707
Less: amount representing interest	(81)

Present value of net minimum lease payments	626
Less: current maturities	(185)

$441

        The present value of minimum future obligations shown above is calculated based on annual interest rates ranging from 3.7% to 9.3%.

Note 12. Pension Plan

        Etablissements Bourgogne et Grasset S.A. sponsors a noncontributing, defined benefit plan for both its salaried and hourly-rated employees who meet certain age and service requirements. The plan calls for benefits to be paid to eligible employees at retirement based on years of participation and compensation rates in the last years prior to retirement. The following amounts relate to B&G's defined benefit pension plan:

	December 31,
	2001	2000
Change in benefit obligation:
Benefit obligation at beginning of year	$75	$81
Service cost	6	6
Interest cost	3	3
Actuarial gain (loss)	1	(2)
Benefits paid	—	(3)
Effect of foreign exchange rate changes	(4)	(10)

Benefit obligation at end of year	81	75

Change in plan assets:
Fair value of plan assets at beginning of year	274	297
Actual return on plan assets	11	15
Benefits paid	—	(3)
Effect of foreign exchange rate changes	(15)	(35)

Fair value of plan assets at end of year	270	274

Funded status	189	199
Unrecognized transition asset as of April 1998, being recognized over 15 years	(130)	(150)

Prepaid benefit cost	$59	$49

Weighted-average assumptions
Discount rate	5.0%	5.0%
Expected return on plan assets	4.0%	5.5%
Rate of compensation increase	1.5%	1.5%

        Net pension benefit for the years ended December 31, 2001, December 31, 2000 and December 31, 1999 consists of the following:

	2001	2000	1999
Service cost-benefits earned during the period	$6	$6	$6
Interest expense on benefit obligation	3	3	3
Expected return on plan assets	(14)	(16)	(11)
Actuarial loss (gain)	8	(2)	1
Amortization of unrecognized transition asset	(14)	(12)	(12)

Total	$(11)	$(21)	$(13)

        Net pension benefit for the six months ended June 30, 2002 and June 30, 2001 was $1 and $6, respectively.

        Bud Jones maintains a 401(k) plan for employees who work over one year and are 21 years of age or older. Contributions to the plan are based on the amounts contributed by the eligible employees. Eligible employees may elect to contribute up to the lesser of the IRS limit or fifteen percent of their earnings into the plan. Bud Jones contributes $.25 for each $1.00 contributed by a participant in the plan up to four percent of the participant's wages. B&G's 401(k) contributions for the six months ended June 30, 2002 and June 30, 2001 were $5 and $4, respectively. B&G's 401(k) contributions for the years ended December 31, 2001 and 2000 were $8 and $1, respectively.

Note 13. Accumulated Other Comprehensive Loss

	June 30,	December 31,
	2002	2001	2000
	(unaudited)
Unrealized gain on securities, net of tax	$36	$21	$15
Foreign currency translation adjustment	(676)	(1,032)	(817)

	$(640)	$(1,011)	$(802)

Note 14. Related Party Transactions

        B&G's majority stockholder provided assistance for the acquisition of Bud Jones, Trend Plastic, Inc., and T-K Specialty Company, Inc. Fees charged to B&G by its majority stockholder for such expenses for 2001, 2000 and 1999 were approximately $49, $51 and $-0-, respectively. Related accrued expenses for these fees as of December 31, 2001 and 2000 were $48 and $51, respectively.

Note 15. Contingencies

        As of June 30, 2002, B&G was being audited by the French tax authority in connection with the filing of its French corporate income tax returns for the years ended March 31, 1998, March 31, 1999, December 31, 1999 and 2000. Management believes that these investigations will not have a material adverse effect on B&G's financial position or results of operations.

        B&G is engaged in disputes and claims arising in the normal course of business. Management believes the ultimate outcome of these proceedings will not have a material adverse impact on the consolidated financial position, results of operations or cash flows. A claim reserve of $99 has been provided as of December 31, 2001 and June 30, 2002.

        (See also Note 17.)

Note 16. Segment Information And Geographic Area Data

        B&G has one reportable business segment: casino table game equipment. The following table presents certain data by geographic area:

	June 30,
	2002	2001	2001	2000	1999
	(unaudited)
Net sales to external customers:
United States	$2,449	$2,269	$4,621	$1,174	$65
Europe	3,830	3,083	12,043	6,308	3,606
Other	2,760	2,594	6,425	3,871	3,918

Total consolidated net sales to external customers	$9,039	$7,946	$23,089	$11,353	$7,589

Property and equipment, net
United States	$2,338		$3,021	$2,794	$—
Europe	1,846		1,464	1,349	1,255

Total property and equipment, net	$4,184		$4,485	$4,143	$1,255

Note 17. Business Combination Agreement

        On April 11, 2002, B&G entered into an exchange agreement for the combination of B&G and Paul-Son Gaming Corporation ("Paul-Son"). Under the exchange agreement, B&G has agreed to undertake a series of transactions the result of which would be the transfer of control of Paul-Son to the stockholders of B&G, and the acquisition of B&G and its wholly-owned subsidiary by Paul-Son. Paul-Son will acquire 100% of the stock of B&G. Upon completion of the contemplated combination, the stockholders of B&G will ultimately own approximately 63.0% of Paul-Son issued and outstanding shares. Paul-Son or B&G will pay the other party a termination fee of $1,000 if the combination agreement is terminated because either Paul-Son or B&G, as applicable, (a) withdraws, modifies or changes its recommendations of the combination agreement or the combination in a manner adverse to the other party, (b) recommends to its stockholders any other acquisition proposal, or (c) enters into an agreement with respect to any other acquisition proposal.

The Bud Jones Company, Inc.[2]

Independent Auditors' Report
Statements of Operations for the Period from January 1 to October 20, 2000 and the Year Ended December 31, 1999
Statements of Cash Flows for the Period from January 1 to October 20, 2000 and the Year Ended December 31, 1999
Notes to Financial Statements

2
Incorporated by reference to pages F-43 through F-49 of Paul-Son's Definitive Proxy Statement on Schedule 14A (File no. 0-23588) filed on August 9, 2002.

(b)
PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Combined Condensed Statement of Operations Unaudited Pro Forma Combined Condensed Balance Sheet Notes to Unaudited Pro Forma Combined Condensed Financial Statement

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

        The following unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 and for the 6-month period ended June 30, 2002, and the unaudited pro forma combined condensed balance sheet as of June 30, 2002 have been prepared to illustrate the estimated effects of the combination with B&G.

        Pursuant to the combination agreement, Paul-Son acquired 100% of the stock of B&G in exchange for (a) shares of Paul-Son common stock which immediately after the closing equaled 53.45% of the shares of Paul-Son common stock outstanding and (b) warrants to provide antidilution protection to the extent that any stock options or other stock conversion rights to acquire Paul-Son common stock that are outstanding at the completion of the combination are subsequently exercised. Based on 3,456,654 shares of Paul-Son's common stock currently outstanding immediately prior to the closing, Paul-Son issued an additional 3,969,026 shares of its common stock to the stockholders of B&G which resulted in a total of 7,425,680 shares outstanding immediately after the completion of the combination. Paul-Son also purchased 100% of the shares in B&G's wholly-owned subsidiary, Bud Jones. In payment of the Bud Jones shares, Paul-Son issued a promissory note to B&G. B&G will not distribute the note to its stockholders, but the note will remain an asset of B&G. As a result of the combination, B&G and Bud Jones became wholly-owned subsidiaries of Paul-Son.

        The combination is being accounted for as a purchase business combination as defined by Statement of Financial Accounting Standards No. 141, Business Combinations. Because B&G stockholders own a majority of the outstanding shares of the combined company upon completion of the combination, the combination will be accounted for as a reverse acquisition in which Paul-Son will survive as the combined company. Accordingly, for accounting purposes, Paul-Son is treated as the acquired company and B&G is treated as the acquiring company and the historical financial statements of B&G will become those of the combined company after the combination, and as such, B&G's year end of December 31, 2001 and the six month period ended June 30, 2002 will be utilized for pro forma purposes. Under reverse acquisition accounting, the purchase price of Paul-Son is based upon the fair market value of Paul-Son common stock and the fair value of Paul-Son stock options. The purchase price of Paul-Son will be allocated to the assets and liabilities of Paul-Son assumed by B&G, as the acquiring company for accounting purposes, based on their estimated fair market values at the acquisition date.

        The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 and for the 6-month period ended June 30, 2002 gives effect to the combination as if it has occurred on January 1, 2001. For pro forma purposes, the information is based on Paul-Son's historical unaudited financial statements for the 12-month period ended February 28, 2002 and as of and for the 6-month period ended May 31, 2002. The statement of operations for the 12-month period ended February 28, 2002 and for the 6-month period ended May 31, 2002 is unaudited and was derived from amounts contained in Paul-Son's quarterly and annual filings with the SEC. The information is further based on B&G's historical audited financial statements for the year ended December 31, 2001 and unaudited financial statements as of and for the 6-month period ended June 30, 2002 contained elsewhere in this proxy statement. The unaudited pro forma combined condensed balance sheet gives effect to the combination as if it had occurred on June 30, 2002.

        The pro forma adjustments are based on currently available information and upon estimates and assumptions that we believe are reasonable under the circumstances. A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed has not been made, and the allocation reflected in the unaudited pro forma condensed consolidated financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed. The final allocation of purchase price could differ materially from the pro forma allocation included herein. You should read the following accompanying unaudited pro forma combined condensed financial data and the related notes in conjunction with the audited and unaudited historical consolidated financial statements and related notes for Paul-Son and B&G included or incorporated by reference in this filing. We provide the accompanying unaudited pro forma combined condensed financial statements for informational purposes only. It is not necessarily indicative of the results that will be achieved for future periods and does not purport to represent what our financial position or results of operations would actually have been if the acquisition of B&G had, in fact, occurred on January 1, 2001.

        Included in Paul-Son's statement of operations for the 12-month period ended February 28, 2002 and for the 6-month period ended May 31, 2002 were costs of $600,671 and $753,029, respectively, associated with this combination.

Paul-Son Gaming Corporation
Unaudited Pro Forma Combined Condensed Statement of Operations

		6 Months Ended May 31, 2002
	6 Months Ended June 30, 2002
		Paul-Son Gaming Corporation (Historical)
	B&G (Historical)		Pro Forma Adjustments		Pro Forma Combined
	(unaudited) (in thousands, except per share data)
Sales	$9,039	$8,059			$17,098
Cost of sales	6,037	5,849			11,886

Gross profit	3,002	2,210			5,212
Operating expenses	(3,034)	(3,134)	$318	(2)
			(22	)(3)	(5,872)

Income (loss) from operations	(32)	(924)	296		(660)
Other income (expense)
Gain on foreign currency transactions	(66)				(66)
Interest income	10	1			11
Interest expense	(93)	(40)			(133)
Other income (expense)	(46)	6			(40)

Income (loss) before income tax expense	(227)	(957)	296		(888)
Income tax expense	(317)				(317)

Net income (loss)	$(544)	$(957)	$296		$(1,205)

Loss per share, basic and diluted		$(0.28)			$(0.16)

Weighted average equivalent shares		3,456,654			7,425,680

See notes to unaudited pro forma combined condensed financial statements.

Paul-Son Gaming Corporation
Unaudited Pro Forma Combined Condensed Statement of Operations

		12 Months Ended February 28, 2002
	12 Months Ended December 31, 2001
		Paul-Son Gaming Corporation (Historical)
	B&G (Historical)		Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except share data)
Sales	$23,089	$17,025			$40,114
Cost of sales	15,849	13,115			28,964

Gross profit	7,240	3,910			11,150
Operating expenses	(5,698)	(5,766)	$545	(2)
			(43)	(3)	(10,962)

Income (loss) from operations	1,542	(1,856)	502		188
Other income (expense)
Gain on foreign currency transactions	225				225
Gains on disposal of marketable securities	28				28
Interest income	98	13			111
Interest expense	(170)	(64)			(234)
Other income	(2)	6			4

Income (loss) before income tax expense	1,721	(1,901)	502		322
Income tax expense	(737)				(737)

Net income (loss)	$984	$(1,901)	$502		$(415)

Loss per share, basic and diluted		$(0.55)			$(0.06)

Weighted average equivalent shares		3,451,647			7,420,673 (4)

See notes to unaudited pro forma combined condensed financial statements.

Paul-Son Gaming Corporation

Unaudited Pro Forma Combined Condensed Balance Sheet

	As of June 30, 2002	As of May 31, 2002
	B&G (Historical)	Paul-Son Gaming Corporation (Historical)	Pro Forma Adjustments		Pro Forma Combined
	(unaudited) (in thousands, except share data)
Assets
Current assets
Cash and cash equivalents	$2,190	$1,225			$3,415
Marketable securities	1,678				1,678
Trade receivables, net	1,431	2,048			3,479
Inventories, net	2,591	2,598			5,189
Prepaid expenses and other current assets	878	310			1,188

Total current assets	8,768	6,181			14,949
Property and equipment, net	4,184	7,450	$(4,257	)(1)	7,377
Other assets, net	4,431	557	(499	)(1)	4,489

Total Assets	$17,383	$14,188	$(4,756)		$26,815

Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$582	$292			$874
Accounts payable	1,464	1,213			2,677
Accrued expenses	1,433	891			2,324
Customer deposits	1,010	66			1,076
Income taxes payable	26	15			41
Other current liabilities	405				405

Total current liabilities	4,920	2,477			7,397
Long-term debt, net of current maturities	2,297	1,354			3,651
Deferred tax liability, non-current	135				135

Total Liabilities	7,352	3,831			11,183

Stockholders' equity	10,031	10,357	$(10,357	)(1)
			5,601	(1)	15,632

Total Liabilities and Stockholders' Equity	$17,383	$14,188	$(4,756)		$26,815

See notes to unaudited pro forma combined condensed financial statements.

PAUL-SON GAMING CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED

CONDENSED FINANCIAL STATEMENTS

(1)
The purchase consideration of the combination is assumed to be approximately $5.601 million, based on the sum of the fair market value of the outstanding shares of Paul-Son common stock and the fair market value of the Paul-Son stock options. The fair market value of the shares of Paul-Son common stock used in determining the purchase price was $1.57 per share, which reflects the average of the closing prices, as reported on the Nasdaq SmallCap Market, of Paul-Son common stock on April 11, 2002, the date the combination was announced, and on the three business days before and after this announcement.

  The fair value of the Paul-Son stock options was estimated using the Black-Scholes option pricing model with the following assumptions: risk free rate of return of approximately 3.3%, expected lives of approximately 5.88 years, expected dividend rate of 0%, and volatility of approximately 70%.

  These pro forma adjustments reflect the allocation to the assets and liabilities of Paul-Son of the difference between the purchase consideration and the book value of Paul-Son (negative goodwill). Paul-Son's book value is assumed to be its stockholders' equity. The following data is in thousands (except share data):

Consideration:
Shares of Paul-Son common stock outstanding	3,456,654
Average market price per share of Paul-Son common stock	$1.57

Fair market value of Paul-Son common stock	5,427
Fair value of Paul-Son stock options	174

Total	$5,601
Book value of Paul-Son:
Stockholders' equity at May 31, 2002	10,357

Negative goodwill	$4,756

        This negative goodwill has been allocated to the assets of Paul-Son as follows:

Property and equipment, net	$4,257
Other assets	499

Total	$4,756

  Pursuant to the combination agreement, the B&G stockholders received warrants to provide antidilution protection to the extent that any stock options or other stock conversion rights to acquired Paul-Son common stock that are outstanding at the consummation of the combination are subsequently exercised. Since the exercisability of the warrants is contingent upon the number of Paul-Son options that are exercised subsequent to consummation of the transaction, no pro forma adjustment has been recorded for the value of the warrants.

  Paul-Son also purchased 100% of the shares in B&G's wholly-owned subsidiary, Bud Jones. In payment of the Bud Jones shares, Paul-Son issued a promissory note to B&G. B&G will not distribute the note to its stockholders, but the note will remain an asset of B&G. As a result, Bud Jones became a wholly-owned subsidiary of Paul-Son. As the purchase of the shares and the issuance of the note will eliminate in consolidation, no pro forma adjustment has been recorded.

(2)
Adjustments were made to record the reduction in depreciation and amortization expense resulting from the preliminary adjustment to reduce Paul-Son's goodwill and intangible property, plant and equipment based on the negative goodwill.

(3)
Adjustments were made to record the effect of the Eric Endy employment agreement. Note that Eric Endy's annual compensation is approximately $157,000, compared to $200,000 of compensation under the new employment agreement. This results in pro forma adjustments of approximately $43,000 and $22,000 for the 12 months ended February 28, 2002 and the 6 months ended May 31, 2002, respectively.

(4)
Pro forma per share data is based on the number of Paul-Son common shares that would have been outstanding had the combination occurred on the date presented. In order to compute the number of shares used in the calculation of pro forma basic and diluted loss per share, the number of shares issued to B&G in the combination was added to the weighted-average number of Paul-Son shares outstanding. Potentially dilutive securities are not taken into account when their effect would be anti-dilutive. A reconciliation of shares used to compute historical basic and diluted loss per share to shares used to compute pro forma basic and diluted loss per share is as follows:

For the Year Ended December 31, 2001
Shares used to compute Paul-Son historical basic and diluted loss per share	3,451,647
Shares issued in the combination	3,969,026

Shares used to compute pro forma basic and diluted loss per share	7,420,673

For the Six Months Ended June 30, 2002
Shares used to compute Paul-Son historical basic and diluted loss per share	3,456,654
Shares issued in the combination	3,969,026

Shares used to compute pro forma basic and diluted loss per share	7,425,680

(5)
For the year ended December 31, 2001 and for the semester ended June 30, 2002, B&G experienced a significant increase in revenue for the sale of casino chips related to the conversion of many European countries to a common currency, the Euro. Sales were approximately $5.0 million and $1.2 million above normalized historical sales levels for casino chips in the European markets for the year ended December 31, 2001 and the semester ended June 30, 2002, respectively. The pro forma schedule above does not contain any adjustments to account for the temporary surge in revenues. Management believes the additional revenues caused by the demand of the new currency will not continue at this level in the near term. However, B&G believes demand for its casino chip products may be greater than historical levels before 2001 based on technological improvements to its chips including, among other things, embedded microchips in its casino chip products.

(c)
EXHIBITS

2.1	Agreement and Plan of exchange and Stock Purchase Agreement dated as of April 11, 2002 and amended as of May 13, 2002, between Paul-Son Gaming Corporation and Etablissements Bourgogne et Grasset S.A. (Incorporated by reference to Annex A to Paul-Son's Definitive Proxy Statement on Schedule 14A (File no. 0-23588) filed on August 9, 2002.
2.2
Stock Purchase Agreement dated as of April 11, 2002, among Eric P. Endy, The Paul S. Endy, Jr. Living Trust and other Endy family trusts and the stockholders of B&G listed on the signature pages thereto (incorporated by reference to Exhibit 2.2 to Paul-Son's Definitive Proxy Statement on Schedule 14A (File no. 0-23588) filed on August 9, 2002.
23.1	Independent Auditors' Consent—Mazars LLP.
23.2	Independent Auditors' Consent—Bradshaw, Smith & Co., LLP
99.1	Press Release dated September 12, 2002 entitled "Paul-Son Closes Combination with Bourgogne et Grasset."
99.2	Press Release dated September 18, 2002 entitled "Paul-Son Receives Delisting Notice from Nasdaq, Files Appeal."

ITEM 8. CHANGE IN FISCAL YEAR

        On September 12, 2002, Paul-Son's board of directors resolved to change its fiscal year from a fiscal year ending May 31 to a fiscal year ending December 31. Paul-son will file a quarterly report on Form 10-Q for its fiscal quarter ended August 31, 2002 and a report on Form 10-Q for the fiscal quarter ending September 30, 2002 for the combined company.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAUL-SON GAMING CORPORATION (Registrant)
Date: September 12, 2002	By:	/s/ GÉRARD CHARLIER Gérard Charlier President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Agreement and Plan of exchange and Stock Purchase Agreement dated as of April 11, 2002 and amended as of May 13, 2002, between Paul-Son Gaming Corporation and Etablissements Bourgogne et Grasset S.A. (incorporated by reference to Annex A to Paul-Son's Definitive Proxy Statement on Schedule 14A (File no. 0-23588) filed on August 9, 2002.
2.2
Stock Purchase Agreement dated as of April 11, 2002, among Eric P. Endy, The Paul S. Endy, Jr. Living Trust and other Endy family trusts and the stockholders of B&G listed on the signature pages thereto (incorporated by reference to Exhibit 2.2 to Paul-Son's Definitive Proxy Statement on Schedule 14A (File no. 0-23588) filed on August 9, 2002.
23.1	Independent Auditors' Consent—Mazars LLP.
23.2	Independent Auditors' Consent—Bradshaw, Smith & Co., LLP
99.1	Press Release dated September 12, 2002 entitled "Paul-Son Closes Combination with Bourgogne et Grasset."
99.2	Press Release dated September 18, 2002 entitled "Paul-Son Receives Delisting Notice from Nasdaq, Files Appeal."

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  ITEM 1. CHANGES IN CONTROL OF REGISTRANT
  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
INDEPENDENT AUDITORS' REPORT
  ITEM 8. CHANGE IN FISCAL YEAR
SIGNATURE
EXHIBIT INDEX